As filed with the Securities and Exchange Commission on May 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LAREDO PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3007926
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

15 W. Sixth Street, Suite 900

Tulsa, Oklahoma 74119

(918) 513-4570

(Address of principal executive offices, including zip code)

Laredo Petroleum, Inc. Omnibus Equity Incentive Plan

(Full title of the plan)

Kenneth E. Dornblaser

Senior Vice President & General Counsel

15 W. Sixth Street, Suite 900

Tulsa, Oklahoma 74119

(918) 513-4570

(Telephone number, including area code, of agent for service)

Copies to:

Christine B. LaFollette

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	14,350,000	$10.80	$154,980,000	$15,606

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock, par value $0.01 per share (“Common Stock”), as may become issuable pursuant to the adjustment provisions of the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan.

(2)

Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rules 457(c) and 457(h) under the Securities Act. The share price for the 14,350,000 shares of Common Stock being registered hereby is based on a price of $10.80 per share, which is the average of the high and low trading prices per share of Common Stock as reported by the New York Stock Exchange on May 19, 2016.

EXPLANATORY NOTE

On May 25, 2016, the stockholders of Laredo Petroleum, Inc. (the “Company”) approved the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan, as amended and restated as of March 30, 2016 (as so amended and restated, the “Plan”), which, among other things, increased the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), available for awards pursuant to the Plan by 14,350,000 shares (the “Additional Plan Shares”) from 10,000,000 shares (the “Original Plan Shares”) to 24,350,000 shares of Common Stock.

The Company registered the Original Plan Shares for issuance in connection with awards pursuant to the Plan on a Registration Statement on Form S-8 (File No. 333-178828) filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2011 (the “Original Registration Statement”).  The Company is filing this Registration Statement on Form S-8 to register the Additional Plan Shares, consisting of 14,350,000 shares of Common Stock, as a result of the amendment of the predecessor of the Plan as described above and the increase in the number of shares of Common Stock available for awards pursuant to the Plan.

In accordance with Instruction E of the General Instructions to Form S-8, the contents of the Original Registration Statement filed by the Company with the Commission on December 30, 2011 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company hereby incorporates by reference into this Registration Statement the following documents:

(a)         the Company’s Annual Report on Form 10-K (File No. 001-35380) for the year ended December 31, 2015, filed on February 17, 2016 (the “2015 Annual Report”);

(b)         all other reports filed with the Commission by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the 2015 Annual Report, including:

(1)                                   the Company’s Quarterly Report on Form 10-Q (File No. 001-35380) for the quarter ended March 31, 2016, filed on May 5, 2016; and

(2)                                   the Company’s Current Reports on Form 8-K (File No. 001-35380) filed on January 19, 2016, May 12, 2016, May 18, 2016 and May 25, 2016; and

(c)          the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A12B/A filed with the Commission on January 7, 2014, pursuant to Section 12 of the Exchange Act, which in turn incorporates by reference the description contained in the Company’s prospectus, dated December 14, 2011, filed pursuant to Rule 424(b) under the Securities Act on December 15, 2011, relating to the Company’s Registration Statement on Form S-1 (File No. 333-176439), including any subsequently filed amendments and reports updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.                   Interests of Named Experts and Counsel.

The validity of the securities registered hereby has been passed upon by Kenneth E. Dornblaser, the Company’s Senior Vice President and General Counsel. Effective as of May 25, 2016, Mr. Dornblaser owned 134,802 shares of Common Stock, 85,314 of which are subject to forfeiture and vesting requirements.

Item 8.                   Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1

Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35380), filed with the Commission on December 22, 2011).

4.2

Certificate of Ownership and Merger, dated as of December 30, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35380) filed with the Commission on January 6, 2014).

4.3

Second Amended and Restated Bylaws of Laredo Petroleum, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K (File No. 001-35380), filed with the Commission on February 17, 2016).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A12B/A (File No. 001-35380), filed with the Commission on January 7, 2014).
4.5#

Laredo Petroleum, Inc. Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35380), filed with the Commission on May 25, 2016).

5.1*	Opinion of Kenneth E. Dornblaser, Senior Vice President and General Counsel of the Company, as to the legality of the securities being registered hereby.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Ryder Scott Company, L.P.
23.3*	Consent of Kenneth E. Dornblaser (contained in Exhibit 5.1 filed herewith).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*              Filed herewith.

#              Compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on May 25, 2016.

LAREDO PETROLEUM, INC.

By:	/s/ Randy A. Foutch
Randy A. Foutch
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Randy A. Foutch, Richard C. Buterbaugh and Kenneth E. Dornblaser, and each of them, severally, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement on Form S-8 and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date presented.  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ Randy A. Foutch	Chairman and Chief Executive Officer (Principal Executive Officer)	May 25, 2016
Randy A. Foutch

/s/ Richard C. Buterbaugh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2016
Richard C. Buterbaugh
/s/ Michael T. Beyer	Vice President—Controller and Chief Accounting Officer (Principal Accounting Officer)	May 25, 2016
Michael T. Beyer

/s/ Peter R. Kagan	Director	May 25, 2016
Peter R. Kagan

/s/ James R. Levy	Director	May 25, 2016
James R. Levy

/s/ B.Z. (Bill) Parker	Director	May 25, 2016
B.Z. (Bill) Parker

/s/ Pamela S. Pierce	Director	May 25, 2016
Pamela S. Pierce

/s/ Ambassador Francis Rooney	Director	May 25, 2016
Ambassador Francis Rooney

/s/ Dr. Myles W. Scoggins	Director	May 25, 2016
Dr. Myles W. Scoggins

/s/ Edmund P. Segner, III	Director	May 25, 2016
Edmund P. Segner, III

/s/ Donald D. Wolf	Director	May 25, 2016
Donald D. Wolf

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1

Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35380), filed with the Commission on December 22, 2011).

4.2

Certificate of Ownership and Merger, dated as of December 30, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35380) filed with the Commission on January 6, 2014).

4.3

Second Amended and Restated Bylaws of Laredo Petroleum, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K (File No. 001-35380), filed with the Commission on February 17, 2016).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A12B/A (File No. 001-35380), filed with the Commission on January 7, 2014).
4.5#

Laredo Petroleum, Inc. Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35380), filed with the Commission on May 25, 2016).

5.1*	Opinion of Kenneth E. Dornblaser, Senior Vice President and General Counsel of the Company, as to the legality of the securities being registered hereby.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Ryder Scott Company, L.P.
23.3*	Consent of Kenneth E. Dornblaser (contained in Exhibit 5.1 filed herewith).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*              Filed herewith.

#              Compensatory plan, contract or arrangement.